Exhibit 10.16

DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of the date indicated on Schedule A hereto (the “Grant Date”), is made by and between Renaissance Parent Corp., a corporation existing under the laws of Delaware (hereinafter referred to as the “Company”) and the individual whose name is set forth on the signature page hereof, who is a non-employee member of the board of directors of the Company (hereinafter referred to as the “Optionee”). Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the 2013 Stock Incentive Plan for Key Employees of Renaissance Parent Corp. and its Subsidiaries, as such Plan may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.           Cause

“Cause” shall mean, with respect to an Optionee: (i) the Optionee’s continued failure to substantially perform the Optionee’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates (other than as a result of total or partial incapacity due to physical or mental illness), which continues beyond ten (10) Business Days after a written demand for substantial performance is delivered to the Optionee by the Company (the “Cure Period”); (ii) willful dishonesty in the performance of the Optionee’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates; (iii) the Optionee’s indictment, conviction or the plea of nolo contendere or the equivalent in respect of any felony or a misdemeanor involving an act of dishonesty, moral turpitude, deceit, or fraud by the Optionee; (iv) the Optionee’s willful malfeasance or willful misconduct in connection with the Optionee’s duties as a director and/or advisor of the Company or any of its subsidiaries or Affiliates or any act or omission that is materially injurious to the financial condition or the business reputation of the Company or any of its subsidiaries or Affiliates; (v) any action in breach of the restrictive covenants set forth in the Director Stockholder’s Agreement and the Sale Participation Agreement; or (vi) the Optionee’s willful breach of the terms of any of the Company’s policies. A termination for Cause shall be effective when the Company has given the Optionee written notice of its intention to terminate for Cause, describing those acts or omissions that are believed to constitute Cause, and, if applicable, has given the Optionee the Cure Period within which to respond.

Section 1.2.           Director Stockholder’s Agreement

“Director Stockholder’s Agreement” shall mean that certain Director Stockholder’s Agreement between the Optionee and the Company.

Section 1.3.           Disability

“Disability” shall mean “Disability” as such term is defined in any Other Relevant Agreement between the Optionee and the Company or any subsidiary thereof, or, if there is no such agreement or no such term defined therein, “Disability” for purposes of eligibility for benefits under the long-term disability plan of the Company or any subsidiary thereof, as applicable.

Section 1.4.           Option

“Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares set forth on Schedule A hereof opposite the term Total Option Grant, as granted under Section 2.1 of this Agreement.

Section 1.5.           Sale Participation Agreement

“Sale Participation Agreement” shall mean that certain Sale Participation Agreement between the Optionee and KKR Renaissance Aggregator L.P.

ARTICLE II

GRANT OF OPTIONS

Section 2.1.           Grant of Options

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably grants to the Optionee the Option, on the terms and conditions set forth in this Agreement.

Section 2.2.           Exercise Price

Subject to Section 2.4, the exercise price of the Shares covered by the Option (the “Exercise Price”) shall be as set forth on Schedule A hereof, which shall be the Fair Market Value on the Grant Date.

Section 2.3.           No Guarantee of Employment or Retention of Services

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in any service relationship with the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the service of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s service agreement with or offer letter from the Company or any Subsidiary or Affiliate.

Section 2.4.           Certain Adjustments to Options

The Option shall be subject to, and the Company, the Committee and the Optionee shall have such rights as are specified under, the adjustment provisions of Sections 8 and 9 of the Plan, as applicable.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1.           Commencement of Exercisability

(a)          So long as the Optionee continues to provide services to the Company or any other Service Recipients, either as a member of the Board or otherwise, through each applicable vesting date specified below, the Option shall become vested and exercisable with respect to 20% of the Shares subject to such Option on the last day of each of the Fiscal Years 2014, 2015, 2016, 2017 and 2018, respectively.

(b)          Effect of Change in Control. Notwithstanding any of Section 3.1(a) above, immediately prior to any Change in Control, any then unvested portion of the Time Option shall become immediately vested and exercisable as to 100% of the Shares subject to such Time Option; and

(c)          Forfeiture of Unvested Options on Cessation of Service. No Option shall become exercisable as to any additional Shares following the cessation of the Optionee’s services to the Company and all Service Recipients for any reason and any Option that is unexercisable as of the date of such cessation of service shall immediately expire without payment therefor.

Section 3.2.           Expiration of Option

Except as otherwise provided in Section 5 or Section 6 of the Director Stockholder’s Agreement, the Optionee may not exercise any vested portion of the Option to any extent after the first to occur of the following events:

(a)          The tenth anniversary of the Grant Date;

(b)          The first anniversary of the date of the cessation of the Optionee’s services to the Company and all Service Recipients, if cessation occurs by reason of the Optionee’s death or Disability;

(c)          Immediately upon the date of the cessation of the Optionee’s services to the Company and all Service Recipients for Cause;

(d)          One-hundred eighty (180) days after the date of the cessation of the Optionee’s services to the Company and all Service Recipients for any reason not specified in Section 3.2(b) or (c) above;

(e)          The date the Option is terminated pursuant to Section 4 or 5 of the Director Stockholder’s Agreement; or

(f)          Notwithstanding any of the foregoing, immediately or on such date established, if the Committee so determines pursuant to Section 9 of the Plan.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1.           Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.           Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.

Section 4.3.           Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Company at the addresses set out in Schedule B all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)          Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)          Full payment (in cash by wire transfer, if the Optionee so elects in the notice of exercise through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law or other form of payment if agreed by the Company) of the Exercise Price for the Shares with respect to which such Option or portion thereof is exercised;

(c)          Solely if and to the extent applicable law requires the Company to withhold any tax payments in respect of the Optionee’s exercise of the Option or portion thereof at the time of such exercise, full payment (in cash by wire transfer or, if vested Options are being exercised during the exercise periods specified in either of Section 3.2(b) or 3.2(d), as applicable, or if otherwise so agreed by the Company, through the withholding of Shares in the same manner as provided in Section 4.3(b) above) to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised;

(d)          A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under (i) the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder and (ii) the Director Stockholder’s Agreement, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act, if applicable and any other federal or state securities laws or regulations; and

(e)          In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it, to the extent required under Section 2 of the Director Stockholder’s Agreement, to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act or other applicable laws, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act and/or other applicable laws, and such registration is then effective in respect of such shares.

Section 4.4.           Conditions to Issuance of Stock Certificates/Registration of Issuance of Shares

The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either non-issued and/or previously authorized but unissued shares to the extent legally permitted or issued shares, which have then been reacquired by the Company. Such shares when issued shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased and as the case may be subscribed for (if certified, or if not certified, register the issuance of such shares on its books and records) upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)          The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b)          The execution by the Optionee of the Director Stockholder’s Agreement and the Sale Participation Agreement if the Optionee is not already a party to such agreements; and

(c)          The payment in full to the Company of the Exercise Price for the Shares for which the Option is exercised as provided in Section 4.3(b).

          As soon as practicable after fulfillment of the conditions in this Section 4.4, the Company shall issue the Shares deliverable upon the exercise of the Option to the Optionee (either by delivery of a certificate for such Shares, or if not certificated by registering the issuance of such Shares on its books and records) and shall enter the Optionee’s ownership of such Shares into the register of registered shares of the Company.

Section 4.5.           Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until such Shares shall have been issued by the Company to such holder (in case of issuance of new Shares) and/or the Shares have otherwise been recorded in the register of registered shares of the Company as owned by such holder (and then only to the extent such Shares are held directly by the holder).

ARTICLE V

MISCELLANEOUS

Section 5.1.           Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.           Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.           Notices

All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery, and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows: Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Board, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3.

Section 5.4.           Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.           Applicability of Plan, Director Stockholder’s Agreement and Sale Participation Agreement

The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, the Director Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Option and such Shares.

Section 5.6.           Amendment

Subject to Section 10 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7.           Governing Law

The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity, and performance of the terms of this Agreement.

Section 5.8.           Dispute Resolution

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively, and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in New York, New York, United States. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each party hereto shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

[Signatures on next pages.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Renaissance Parent Corp.

By:

Name:

Title:

[Signature Page of Director Stock Option Agreement]

OPTIONEE:

_____________________________________

ADDRESS:

_____________________________________

_____________________________________

[Signature Page of Director Stock Option Agreement]

Schedule A to the Director Stock Option Agreement

Grant Date:

Exercise Price of Options:	$	per share

Total Option Grant:		Shares

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Schedule B to the Director Stock Option Agreement: Notice of Exercise

A.	To the Company

Renaissance Parent Corp.

c/o Gardner Denver, Inc.

1500 Liberty Ridge Drive

Suite 3000

Wayne, PA 19087

Attention: General Counsel

Fax: (610) 249-2095

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